Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

NCI Building Systems, Inc. Form S-8	File No. 333-186467
NCI Building Systems, Inc. Form S-8	File No. 333-176737
NCI Building Systems, Inc. Form S-8	File No. 333-193057
NCI Building Systems, Inc. Form S-8	File No. 333-173417
NCI Building Systems, Inc. Form S-8	File No. 333-172822
NCI Building Systems, Inc. Form S-8	File No. 333-166279
NCI Building Systems, Inc. Form S-8	File No. 333-162568
NCI Building Systems, Inc. Form S-8	File No. 333-139983
NCI Building Systems, Inc. Form S-8	File No. 333-124266
NCI Building Systems, Inc. Form S-8	File No. 333-111142
NCI Building Systems, Inc. Form S-8	File No. 333-111139
NCI Building Systems, Inc. Form S-8	File No. 333-34899
NCI Building Systems, Inc. Form S-8	File No. 333-14957
NCI Building Systems, Inc. Form S-8	File No. 333-12921
NCI Building Systems, Inc. Form S-8	File No. 333-225973
NCI Building Systems, Inc. Form S-8	File No. 333-225974
NCI Building Systems, Inc. Form S-8	File No. 333-224001
NCI Building Systems, Inc. Form S-3	File No. 333-210467

of our report dated December 19, 2018 (except with respect to the effects of the change in the composition of reportable segments, change in the income statement presentation of service cost and other components for defined benefit pension and other postretirement benefit plans, and change in presentation of restricted cash in the statement of cash flows as discussed in Notes 1, 3, and 20 as to which the date is February 19, 2019) with respect to the consolidated financial statements of NCI Building Systems, Inc. and our report dated December 19, 2018, with respect to the effectiveness of internal control over financial reporting of NCI Building Systems, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

February 19, 2019
Houston, Texas